Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Form 8-K current report (File No. 0-27351) of Xerion EcoSolutions Group Inc. of our report dated May 11, 2005 related to the audited consolidated financial statements of Town House Land Limited for the years ended December 31, 2004 and 2003.


/s/ Murrell, Hall, McIntosh & Co., PLLP


Oklahoma City, Oklahoma
November 10, 2005